Exhibit 99.1

SUSTAINABILITY MEETS LUXURY: GAUCHO HOLDINGS BEGINS PROCESS TO CONVERT SELECT VINEYARDS IN ITS PORTFOLIO TO ORGANIC CULTIVATION

Gaucho’s Algodon Wine Estates Embarks on Organic Journey, Amplifying Wine Excellence and Stockholder Value

MIAMI, FL / October 10, 2023 / Gaucho Group Holdings, Inc. (NASDAQ:VINO), a company that includes a growing collection of e-commerce platforms with a concentration on fine wines, luxury real estate, and leather goods and accessories (the “Company” or “Gaucho Holdings”), announced today its journey towards organic cultivation for select sections of its renowned Pinot Noir and Cabernet Sauvignon vineyards. Anticipated to unfold over 24 to 36 months, this shift represents a pivotal move in the Company’s commitment to sustainability and eco-friendly methods. By including premium organic products from its expansive 4,138-acre residential vineyard estate, the Company aims to draw a broader global clientele to its real estate offerings, thereby enhancing stockholder value.

The decision to adopt organic cultivation reflects Gaucho Holdings’ pursuit of excellence and innovation. By transitioning to organic vineyard practices for some of its wines, the Company believes it stands to gain several key advantages: Recognizing the increasing demand for organic wines among health-conscious and environmentally aware consumers, the move can expand the company’s market reach to this growing demographic. Moreover, the organic label typically allows for premium pricing, presenting an opportunity to enhance profitability with each export and domestic sale. While Algodon Wine Estates has long practiced eco-friendly cultivation, the pursuit of an official organic certification underlines the company’s commitment to sustainable operations and transparency.

This transition to organic practices is a strategic step in Gaucho Holdings’ long-term vision for growth. In the near future, the company plans further develop the organic garden supporting Algodon Wine Estates’ Argentine farm-to-table restaurant, Chez Gaston. Alongside this, the estate is undertaking infrastructure enhancements, such as the implementation of new water wells, with the aim of bolstering water self-reliance. These endeavors are part of a broader initiative to adopt sustainable practices, all with an eye towards enhancing stockholder value.

“Algodon Wine Estates has always taken pride in its eco-friendly approach to winemaking. This strategic shift towards organic cultivation underscores our dedication to offering exceptional products while staying attuned to market trends and the evolving preferences of our valued consumers,” said Scott Mathis, Founder, Chief Executive Officer, and Chairman of the Board of Directors of Gaucho Group Holdings, Inc. “Argentina, often overlooked in the global investment landscape, is a land brimming with untapped potential. Our contrarian vision recognizes the opportunities this vibrant nation presents. Gaucho Holdings stands out as one of the few US companies diving deep into Argentina’s offerings. We’re not just here for the moment; we have a slew of initiatives lined up, each designed to further enhance value for our stockholders. Argentina’s great potential, combined with our vision, sets the stage for what we believe can be a very exciting trajectory.”

Gaucho Holdings invites its stockholders and wine enthusiasts worldwide to stay tuned for more updates on this exciting journey towards organic certification and the continued evolution of its prestigious wine portfolio.

About Gaucho Group Holdings, Inc.

For more than ten years, Gaucho Group Holdings, Inc.’s (gauchoholdings.com) mission has been to source and develop opportunities in Argentina’s undervalued luxury real estate and consumer marketplace. Our company has positioned itself to take advantage of the continued and fast growth of global e-commerce across multiple market sectors, with the goal of becoming a leader in diversified luxury goods and experiences in sought after lifestyle industries and retail landscapes. With a concentration on fine wines (algodonfinewines.com & algodonwines.com.ar), hospitality (algodonhotels.com), and luxury real estate (algodonwineestates.com) associated with our proprietary Algodon brand, as well as the leather goods, ready-to-wear and accessories of the fashion brand Gaucho – Buenos Aires® (gaucho.com), these are the luxury brands in which Argentina finds its contemporary expression.

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, changes to exchange rates and their impact on the Company, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.